SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2002 (March 1, 2002)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Illinois	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (404) 949-0700

ITEM 5. Other Events.

     On March 7, 2002, Cumulus Media Inc. issued a press release announcing that Richard W. Weening retired as a director of Cumulus Media, as of March 1, 2002. Mr. Weening’s term as a director was scheduled to end at Cumulus Media’s Annual Meeting of Shareholders this spring.

     A copy of the press release issued by Cumulus Media on March 7, 2002 is filed as Exhibit 99.1 to this Form 8-K.

ITEM 7(c) Exhibits.

99.1	Press Release issued by Cumulus Media Inc., dated March 7, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

	By:	/s/Lewis W. Dickey, Jr. Name: Lewis W. Dickey, Jr. Title: Chairman, President and Chief Executive Officer

Date: March 7, 2002

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	Press Release issued by Cumulus Media Inc., dated March 7, 2002.